UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2007

MEDCO HEALTH SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31312	22-3461740
(Commission File Number)	(IRS Employer Identification Number)

100 Parsons Pond Drive, Franklin Lakes, NJ	07417
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: 201-269-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (c) On October 4, 2007, Medco Health Solutions, Inc. (the “Company”) announced that JoAnn A. Reed, Senior Vice President, Finance and Chief Financial Officer, plans to retire effective March 15, 2008 from her current position. The Company expects to enter into an agreement with Ms. Reed to, among other things, retain her services for a period of time following her retirement as Chief Financial Officer.

The Company also announced that Richard J. Rubino, currently Senior Vice President, Controller and Chief Accounting Officer, will be appointed Senior Vice President, Finance and Chief Financial Officer upon Ms. Reed’s retirement.

Coincident with these changes, Gabriel R. Cappucci, currently Vice President, Finance, will assume the role of Senior Vice President, Controller and Chief Accounting Officer.

A copy of the press release relating to these announcements is furnished as Exhibit 99.1 hereto and incorporated into this Form 8-K by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated October 4, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCO HEALTH SOLUTIONS, INC.

Date: October 9, 2007	By:	/s/ David S. Machlowitz
	Name:	David S. Machlowitz
	Title:	Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated October 4, 2007